Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cubist Pharmaceuticals, Inc. (“Cubist”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, David W.J. McGirr, Chief Financial Officer of Cubist, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cubist.

November 5, 2012

/s/ David W.J. McGirr
David W.J. McGirr*
Senior Vice President and Chief Financial Officer

This certification is being furnished to the SEC pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Cubist for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that Section. This certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Cubist specifically incorporates it by reference.

*                                         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cubist and shall be furnished to the SEC or its staff upon request.